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EXHIBIT 4.2














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                                  LIFEF/X, INC.


                            INVESTOR RIGHTS AGREEMENT


                                DECEMBER 17, 2001


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                            INVESTOR RIGHTS AGREEMENT


     This Investor Rights Agreement (this "Agreement") is made effective as of December 17, 2001, by and between Lifef/x, Inc., a Nevada corporation (the "Company") and Safeguard 2001 Capital, L.P., a Delaware limited partnership (the "Lender").


                                    RECITALS

     A. The Company and the Lender are parties to the Credit Agreement dated as of the date hereof (the "Credit Agreement"), pursuant to which the Lender agrees to lend the Company certain funds.

     B. The obligations of the Lender under the Credit Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Lender.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON STOCK" shall mean the common stock of the Company, par value $0.001 per share.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "HOLDER" means (i) the Lender so long as its holds Registrable Securities and (ii) any person holding Registrable Securities to whom rights have been transferred under this Agreement, in accordance with Section 3 hereof.

     "INITIATING HOLDERS" means any Holder or Holders who, in the aggregate, hold not less than 20% of the Registrable Securities then outstanding.

     "REGISTRABLE SECURITIES" means (i) the Common Stock of the Company issued or issuable upon exercise of the Warrant or upon conversion or exchange of convertible or exchangeable securities received upon exercise of the Warrant
(ii) any shares of Common Stock

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of the Company held as of the date hereof or acquired hereafter by the Lender or any transferee, successor or assign of the Lender and (iii) any Common Stock of the Company issued or issuable in respect of the foregoing upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 2.10.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall also include the fees and disbursements for one special counsel to the selling stockholders.

     "RULE 144" and "RULE 145" shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

     "STOCKHOLDERS" shall mean the Founders and the Investors.

     "WARRANT" shall mean the Warrant dated as of the date hereof issued by the Company

     2. REGISTRATION.

     2.1 REQUESTED REGISTRATION.

         (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

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             (i) promptly give written notice of the proposed registration to all other Holders; and

             (ii) as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within twenty days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 2.1:

                  (A) Unless the requested registration would have an aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, exceeding $5,000,000;

                  (B) Following the filing of, and for 180 days immediately following the effective date of (but in no event later than 270 days immediately following the filing date of), any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan, pursuant to Form S-8, pursuant to Form S-3 if a shelf filing for a secondary offering of securities, or a registration of other than equity securities), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                  (C) After the Company has effected two registrations pursuant to this Section 2.1(a) and such registrations have been declared or ordered effective;

                  (D) If the Initiating Holders are able to request a registration on Form S-3 pursuant to Section 2.3 hereof;

                  (E) Within 180 days after the Company has effected such a registration pursuant to this Section 2.1(a), and such registration has been declared or ordered effective; or

                  (F) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within approximately 60 days, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 2.1(a) shall be deferred one or more times for a

                                      -3-


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period not to exceed 90 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve-month period.

     Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

     (b) UNDERWRITING. In the event of a registration pursuant to Section 2.1, the Company shall advise the Holders as part of the notice given pursuant to
Section 2.1(a)(i) that the right of any Holder to registration pursuant to
Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount no less than 33% of all shares to be included in such offering; provided that the Company shall ensure that such reductions shall be made in the following order of priority:
(x) first, the shares held by selling holders other than Holders of Registrable Securities shall be reduced; (y) second, the shares of the Company to be included in the underwriting shall be reduced, and (z) third, the shares held by the Holders of Registrable Securities shall be reduced pro rata based upon the number of Registrable Securities held by each Holder. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

     2.2 COMPANY REGISTRATION.

         (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

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             (i) promptly give to each Holder written notice thereof; and

             (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten days after the date of such written notice from the Company, by any Holder.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to zero; provided that the Company shall ensure that such reductions shall be made in the following order of priority: (x) first, the shares held by selling holders other than Holders of Registrable Securities shall be reduced; (y) second, the shares held by the Holders of Registrable Securities shall be reduced pro rata based upon the number of Registrable Securities held by each Holder, and (z) third, the shares of the Company to be included in the underwriting shall be reduced. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.3 REGISTRATION ON FORM S-3.


         (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable

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efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 2.3 in any 90-day period. If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 2.1(b) shall be applicable to each such registration initiated under this Section 2.3.

         (b) REGISTRATION. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3:

             (i) Following the filing of, and for 90 days immediately following the effective date of (but in no event later than 270 days immediately following the filing date of), any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan, pursuant to Form S-8, pursuant to Form S-3 if a shelf filing for a secondary offering of securities, or a registration of other than equity securities), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

             (ii) Within 90 days after the Company has effected such a registration pursuant to this Section 2.3(a), and such registration has been declared or ordered effective; or

             (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within approximately 60 days, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred one or more times for a period not to exceed 90 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve-month period.

     2.4 SUBSEQUENT REGISTRATION RIGHT. The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Holders hereunder without the written consent of the Holders of a majority of the Registrable Securities.

     2.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 2.1, (ii) all registrations pursuant to Section 2.2, and (iii) all registrations pursuant to
Section 2.3, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

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     2.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

         (a) REGISTRATION STATEMENT. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities of the Company).

       (b) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

         (c) PROSPECTUS. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) QUALIFICATION. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         (e) UNDERWRITING OBLIGATIONS. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) NOTICE. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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         (g) LISTING. Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

         (h) TRANSFER AGENT; CUSIP NUMBER. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

         (i) OPINION, COMFORT LETTER. Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.7 INDEMNIFICATION.

         (a) COMPANY INDEMNIFICATION. The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; provided further that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (b) HOLDER INDEMNIFICATION. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's

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securities covered by such registration statement, each person who controls the
Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 2.7(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct or fraud by such Holder.

         (c) NOTICE. Each party entitled to indemnification under this Section
2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) CONTRIBUTION. If the indemnification provided for in this Section
2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss,

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claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

         (e) SURVIVAL. The obligations of the Company and Holders under this
Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. The provisions of this Section 2.7 shall survive any termination of this Agreement.

         (f) CONFLICT WITH UNDERWRITING AGREEMENT. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     2.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to: (a) PUBLIC INFORMATION. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

         (b) FILING. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) RULE 144 STATEMENT. So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the

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possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     2.10 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date seven years after the date hereof and (ii) the date such Holder is able to immediately sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder under Rule 144 during any 90-day period.

     3. TRANSFER OF RIGHTS. The rights granted to Holders under Section 2 of this Agreement may be assigned to any transferee or assignee, other than a competitor or potential competitor of the Company (as determined in good faith by the Company's Board of Directors) in connection with any transfer or assignment of Registrable Securities by the Holder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) such assignee or transferee acquires at least twenty percent (20%) of the shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like) initially acquired by the transferring Holder (including preferred stock convertible into Registrable Securities), (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights granted to the Holders hereunder may be assigned without compliance with item (ii) above to any constituent partner or member of a Holder which is a partnership or limited liability company, or to an affiliate (as such term is defined in rule 405 of the securities act) of a Holder which is a corporation, partnership or limited liability company.

     4. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

     4.1 PRO RATA SHARE. The Company hereby grants to the Holder the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in Section 4.2) which the Company may, from time to time, propose to sell and issue. A "PRO RATA SHARE," for purposes of this right of first refusal, equals the proportion that the total number of Registrable Securities then held by the Holder plus the number of shares of Common Stock then held by the Holder bears to the sum of the total number of shares of Common Stock then outstanding.

     4.2 NEW SECURITIES. Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and any series of Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "NEW SECURITIES" does not include stock issued and issuable: (i) upon conversion of shares of Preferred Stock; (ii) to employees, consultants or directors pursuant to stock option, stock grant, stock purchase, or similar plans and arrangements which, along with any amendments thereto, have been approved by the Board of Directors and the Holder; (iii) pursuant to subscriptions, warrants, options, convertible securities or other rights outstanding as of the date hereof; (iv) solely in consideration for the acquisition by the Company of all or substantially all of the stock or assets of any other entity provided that such issuance is approved by the Board of Directors including all directors affiliated with the Lender; or (v) upon exercise or conversion of securities with respect to which the Holder previously had an opportunity to exercise the right of first refusal pursuant to this Section 4.

     4.3 NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Holder written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Holder shall have ten days from the date of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     4.4 COMPANY SALE OF NEW SECURITIES. Beginning ten days after the notice given pursuant to Section 4.3 above, the Company shall have 90 days to sell the New Securities not elected or eligible to be purchased by the Holder at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold all of the New Securities within said 90 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

     5. SAFEGUARD SUBSCRIPTION RIGHT. In connection with any underwritten public offering of securities of the Company by the Company, the Company shall:

        (a) provide in the related underwriting agreement a right for the Holder to designate persons (the "Safeguard Designees") who may purchase from the underwriters shares of the Company's Common Stock (the "Directed Shares") at the offering price (the "IPO Price") to the public set forth in the prospectus relating to such offering and on the other terms and conditions specified in the underwriting agreement;

        (b) use its reasonable efforts to cause the underwriters of such offering to allow the Safeguard Designees to purchase at the IPO Price a number of Directed Shares equal to 30% of the shares of Common Stock offered by the Company in such offering (the "Required Shares"); and

        (c) if the number of shares of Common Stock actually offered to the Safeguard Designees from the Company, either directly or through an underwriter (the "Company Shares"), is less than the number of Required Shares, then the Holder shall have the right to sell to the Safeguard Designees in the public offering that number of shares of Common Stock of the Company that it holds equal to the difference between the number of Required Shares and the number of Company Shares. If necessary, the Company shall use its best efforts to obtain the underwriters' consent to allow such additional shares of Common Stock to be sold to the Safeguard Designees.

     6. RIGHTS OFFERING.

        (a) RIGHTS.

            (i) In the alternative to a Directed Shares Subscription Program, the Company shall, upon receipt of the Rights Offering Notice (as defined below), grant to the Safeguard Designees rights (the "Rights") to purchase from the Company such number of shares of Common Stock as determined by Safeguard up to a maximum of 30% of the sum of (A) all issued shares of Common Stock, (B) all shares of Common Stock reserved for issuance (including all shares of Common Stock issuable upon conversion of the Company's preferred stock, if any), and
(C) all shares of Common Stock subject to, but not reserved for, issuance pursuant to options, warrants or other agreements, instruments or understandings, all as of the effective date of the registration statement. The Rights shall be issued in an offering (the "Rights Offering") pursuant to a registration statement, shall be exercisable for a period of no greater than 45 days after the commencement of the Rights Offering and shall be transferable by the holder thereof during that period. The Company shall engage an investment banking firm selected by the Holder, subject to the reasonable approval of a majority of the Board of Directors of the Company, which firm shall underwrite, on a standby, firm commitment basis, any portion of the offered Common Stock not purchased through the exercise of Rights. The Company shall also engage legal counsel selected by the Holder, subject to the reasonable approval of a majority of the Board of Directors of the Company, which counsel shall represent the Company in connection with the conduct of the Rights Offering. The exercise price of the Rights shall be determined by negotiation among the Company, the underwriters and the selling stockholders, if any. Prior to the commencement of the Rights Offering, the Company shall use its best efforts to cause any holder of more than 2% of its Common Stock (or rights to acquire more than 2% of its Common Stock) to execute and deliver to the underwriter of the Rights Offering an agreement to withhold such shares from the market for such period, not exceeding 180 days following the closing of the Rights Offering, as the underwriter shall request.

            (ii) The Holder may initiate the Rights Offering by giving written notice to the Company (the "Rights Offering Notice") at any time during the Rights Exclusivity Period (as hereinafter defined). The obligations of the Company pursuant to this paragraph (a) shall commence on the date hereof and expire on December 31, 2008 (such period, the "RIGHTS EXCLUSIVITY PERIOD") unless a registration statement relating to the Rights Offering has been filed with the SEC by such date, in which case the Rights shall not expire until 150 days after the date such filing was made.

            (iii) The Company agrees that it will not, without the Holder's prior written consent, undertake any registration of any of its securities under the Act or the 1934 Act other than pursuant to: (A) this Section, (B) registration rights granted to a third party prior to the date hereof, or (C) a registration relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act, prior to the earlier of the expiration of the Rights Exclusivity Period or the completion of a Rights Offering, except with the consent of the Holder.

        (b) STOCK SPLIT. After the Holder has notified the Company of its intention to commence the Rights Offering, the Company shall, if necessary, prior to the filing of such registration statement as provided hereinafter (or at such earlier date as agreed to by the Company and the Holder), take all such actions as shall be necessary to cause a split of its authorized Common Stock in such ratio as the Holder shall determine. All references to share amounts in this Agreement other than as specifically noted shall be deemed to refer to share amounts prior to such split.

        (c) REGISTRATION STATEMENT. Upon notice by the Holder to the Company of its intention to commence the Rights Offering, the Company shall promptly prepare a registration statement to register under the Act the Rights and the shares of the Common Stock to be acquired upon exercise of the Rights (the "Rights Shares"). The Company covenants that such registration statement and the prospectus included therein shall be in form reasonably satisfactory to Holder, shall comply in all respects with the Act and the rules and regulations of the SEC promulgated thereunder, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d) REGISTRATION PROCESS.

            (i) The Company shall use its best efforts to cause such registration statement to be filed with the SEC and to become effective as promptly as practicable. The Company shall prepare and file with the SEC, promptly upon the Holder's request, any amendments or supplements to the registration statement or prospectus that, in the Holder's opinion, may be necessary or advisable in connection with the Rights Offering, subject to the reasonable approval of counsel for the Company. The Company shall not file any amendment or supplement to the registration statement or prospectus unless (A) it has furnished the Holder with a copy of such amendment or supplement a reasonable time prior to filing and (B) the Holder has not reasonably objected to such amendment or supplement by notice to the Company. The Company shall not issue any advertisement, press release, mailing or other solicitation material of which the Holder reasonably disapproves by prompt written notice to the Company after receiving reasonable notice thereof. The Company shall comply with the Act and the rules and regulations thereunder in connection with the Rights Offering and, until the termination of the Rights Offering, the Company shall use its best efforts to qualify the Rights Shares under the securities laws of all jurisdictions in which qualification is required and there are holders of the Holder common stock and to continue such qualifications in effect during the exercise period of the Rights.

            (ii) The Company shall notify Holder and each selling stockholder (if any) at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of any such selling stockholder or Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities or Rights and shares of Common Stock underlying such Rights, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading;

            (iii) The Company shall cause all such Registrable Securities or Rights and shares of Common Stock underlying such Rights to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included;

            (iv) The Company shall provide a transfer agent and registrar for all such Registrable Securities or Rights and shares of Common Stock underlying such Rights not later than the effective date of such registration statement;

            (v) The Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities or the consummation of the Rights Offering;

            (vi) The Company shall obtain a "comfort" letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters; and

            (vii) The Company shall make available for inspection by any selling stockholder or the Holder, any underwriter participating in any disposition or the Rights Offering pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller, the Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or the Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement.

     At the time of mailing the prospectus relating to the Rights Offering and at the time of the closing of the Rights Offering, Holder shall be entitled to receive (i) from the Company such certificates and documents evidencing compliance with such representations and warranties of the Company as the Holder shall reasonably request, and (ii) from the Company's counsel and independent accountants such opinions and documents as Holder may reasonably request thereof as if it were applicable to the Rights Offering.

        (e) USE OF PROCEEDS. The Company shall apply all proceeds of the Rights Offering first, to the payment of the expenses of the Rights Offering, and thereafter, to general working capital purposes or such other purposes as shall be described in the prospectus and agreed to by the Holder.

        (f) REGISTRATION SERVICES.

            (i) SERVICES. The Holder shall diligently and in a timely fashion assist the Company in structuring the Rights Offering, in preparing the necessary registration statement and related disclosure documentation, in clearing the Rights Offering with the SEC and applicable state securities commissions and shall provide such other services and assistance in connection with the Rights Offering as the Company shall reasonably request; provided that nothing contained herein shall require the Holder to provide to the Company any services or assistance which, if rendered by the Holder, would require the Holder to register as a broker-dealer under Section 15 of the 1934 Act, or as an investment adviser under the Investment Advisers Act of 1940, as amended.

            (ii) WORKING GROUP. The Company shall cause its counsel and auditors and the Company's employees to render such assistance in consummating the Rights Offering, at the Company's expense, as is customary in the consummation by a company of its initial public offering. In addition, in rendering services under this paragraph (6)(f)(2), the Holder may engage special legal counsel, one or more rights, registrar and transfer agents, and such other consultants as the Holder may deem necessary or desirable in connection with the Rights Offering, the expenses of which shall be paid by the Company. In addition, the Holder may require the Company to engage a registered broker-dealer of the Holder's designation, subject to the reasonable approval of the Company, to provide such services in connection with the Rights Offering as the Holder may deem reasonably necessary or desirable, including without limitation, to effect or underwrite the offering of the Rights or the Rights Shares in states in which applicable state laws require that a registered broker-dealer effect such offering.

            (iii) EXPENSES. The Company shall bear and pay all expenses incurred for a Rights Offering to the same extent provided in Section 2.2 for a Company-initiated offering.

        (g) INDEMNIFICATION. The Company shall indemnify the Holder in connection with a Rights Offering as provided in Section 2.7.

     7. MISCELLANEOUS.

     7.1 AMENDMENT. Except as otherwise provided herein, additional parties may be added to this Agreement and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     7.2 NOTICES. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; and (iii) if sent by facsimile transmission, when sent.

     7.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of a Holder to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

     7.4 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Company, the Lender and their respective successors and assigns.

     7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

     7.6 WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     7.7 SUBMISSION TO JURISDICTION. The Company hereby (i) submits to the nonexclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States sitting in the Eastern District of Pennsylvania for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the Commonwealth of Pennsylvania, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

     7.8 ENTIRE AGREEMENT. This Agreement reflects the entire agreement between the Company and the Lender with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

     7.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     7.11 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                      THE COMPANY

                                      LIFEF/X, INC.


                                      By  /S/ LUCILLE S. SALHANY
                                         ---------------------------------
                                            Title: Chief Executive Officer

                                      Address:

                                      153 Needham Street, Building One
                                      Newton, MA  02464
                                      Attn.: Chief Executive Officer
                                      Fax No. 617-964-2514


                                      THE LENDER

                                      SAFEGUARD 2001 CAPITAL, L.P.


                                      By: Safeguard Delaware, Inc.
                                          Title: General Partner


                                      By /s/ N. Jeffrey Klauder
                                         ----------------------------------
                                         Title: Executive Vice President
                                                and General Counsel


                                      Address:

                                      435 Devon Park Drive
                                      Wayne, PA  19087
                                      Attn.: _______________________________
                                      Fax No. ______________________________